Exhibit 99.1

                 Cambridge Heart Reports Second Quarter Results

     BEDFORD, Mass.--(BUSINESS WIRE)--Aug. 5, 2004--Cambridge Heart, Inc. (OTCBB:CAMH) today reported revenue of $1,168,494 for the quarter ended June 30, 2004. This represents a decline of 28% from revenue of $1,627,236 for the same period in 2003. Net loss for the quarter was $1,197,386, or $0.04 per share, compared to a loss of $1,032,936, or $0.05 per share, for the same quarter last year excluding a non-cash financing charge of $1,533,280, or $0.08 per share associated with the Company's Series A financing. The Company's reported cash and marketable securities at June 30, 2004 were $4,098,901.
     The Company reported revenue for the six-month period ended June 30, 2004 of $2,434,298, a decline of 11% from the same period of 2003. Net loss for the six-month period ended June 30, 2004 was $2,211,587 or $0.08 per share compared to $2,276,618 or $0.12 per share for the same period of 2003 exclusive of the non-cash financing charge.
     Revenue from the sale of the Company's Microvolt T-Wave Alternans (MTWA) products in the U.S., which the Company considers its core business, declined 38% for the quarter ended June 30, 2004 when compared to the same period of 2003. For the six-month period ended June 30, 2004, revenue from the sale of MTWA products in the U.S. has declined 11% from the same period of 2003.
     "Our second quarter results are in part reflective of the impact of the general lack of reimbursement coverage for our MTWA test by private payers such as Blue Cross, United Healthcare and Aetna" stated David Chazanovitz, President and CEO of Cambridge Heart, Inc. "We have several very active programs aimed at gaining reimbursement from this sector that utilize the support and direct advocacy of many of our key customers. We anticipate we will continue to make progress in this area."
     Mr. Chazanovitz also stated, "During the 2nd quarter we were able to engage the Centers for Medicare and Medicaid (CMS) in two face to face meetings to discuss the value of MTWA in the context of their deliberations regarding coverage for Implantable Cardioverter Defibrillators (ICD's) in SCD-Heft type patients. While we do not anticipate any immediate impact on our results, these activities with respect to both private payers and CMS could aid our sales efforts in the latter part of this year."
     The Company will be holding a conference call at 4:30 PM. eastern time Thursday, August 5, 2004 to discuss the accomplishments and financial results for the quarter ended June 30, 2004. The conference call phone in number is 800-992-7413 (outside the U.S. 801-303-7424). Interested parties may listen to a recording of the conference call at any time during the 48 hours immediately following the call by dialing 800-839-0860 (outside the U.S. 402-220-1490) and enter the code 1464. This playback will begin approximately two hours after the call ends. The conference call will also be available by webcast on the Company's web site at www.cambridgeheart.com.

     About Cambridge Heart

     Cambridge Heart is engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease. Using innovative technologies, the Company is addressing such key problems in cardiac diagnosis as the identification of those at risk of sudden cardiac arrest. The Company's products incorporate its proprietary technology, Microvolt T-Wave Alternans, and are the only diagnostic tools cleared by the U.S. Food and Drug Administration to non-invasively measure microvolt levels of T-wave alternans. The Company, founded in 1990, is based in Bedford, Massachusetts and is traded on the OTCBB under the symbol CAMH. Cambridge Heart can be found on the World Wide Web at www.cambridgeheart.com

     About the Cambridge Heart Microvolt T-Wave Alternans Test

     The Cambridge Heart Microvolt T-Wave Alternans Test measures extremely subtle beat-to-beat fluctuations in a person's heartbeat called T-wave alternans. These tiny heartbeat variations - measured at one millionth of a volt
- are detected in any clinical setting where titration of the heart rate is possible. The preparation for the test consists of placing proprietary sensors on a patient's chest. Extensive clinical research has shown that patients with symptoms of or at risk of life threatening arrhythmias who test positive for T-wave alternans are at significant risk for subsequent sudden cardiac events including sudden death, while those who test negative are at minimal risk.

     Statements contained in this press release about anticipated revenue growth, and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In some cases, we use words such as "believes", "expects", "anticipates", "plans", "estimates", "could" and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements. Factors that may cause or contribute to such differences include customer delays in making final buying decisions, decreased demand for our products, failure to obtain funding necessary to develop or enhance our technology, adverse results in future clinical studies of our technology, failure to obtain or maintain patent protection for our technology, failure to obtain or maintain adequate levels of third-party reimbursement for use of our products and other factors identified in our most recent Annual Report on Form 10-K under "Factors Which May Affect Future Results", which is on file with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.


                              Cambridge Heart, Inc.
                              Financial Highlights
                                   (Unaudited)

Statement of Operations

                 Three months ended June 30, Six months ended June 30,
                     2004          2003          2004         2003
                 ------------- ------------- ------------ ------------

Revenues         $  1,168,494  $  1,627,236  $ 2,434,298  $ 2,730,811

Cost of goods sold    586,352       730,375    1,151,059    1,441,041
                  ------------  ------------  -----------  -----------
                      582,142       896,861    1,283,239    1,289,770

Costs and expenses
  Research and
   development        172,296       330,390      334,986      551,321
  Selling,
   general and
   administrative   1,615,452     1,599,348    3,175,268    3,014,508
                 ------------- ------------- ------------ ------------

    Loss from
     operations    (1,205,606)   (1,032,877)  (2,227,015)  (2,276,059)

Interest income
 (expense)              8,220           (59)      15,428         (559)
                 ------------- ------------- ------------ ------------

Net Loss         $ (1,197,386) $ (1,032,936) $(2,211,587) $(2,276,618)
Beneficial
 Conversion
 Feature                         (1,533,280)               (1,533,280)
                 ------------- ------------- ------------ ------------
Net Loss
 attributable to
 common
 shareholders    $ (1,197,386) $ (2,566,216) $(2,211,587) $(3,809,898)
                 ============= ============= ============ ============

Net loss per
 common share -
 basic and
 diluted         $      (0.04) $      (0.13) $     (0.08) $     (0.19)
                 ============= ============= ============ ============

Weighted average
 shares
 outstanding -
 basic and
 diluted           29,698,305    19,630,127   26,345,495   19,583,658
                 ============= ============= ============ ============


Balance Sheet       June 30,    December 31,
                     2004          2003
                 ------------- -------------
Assets
-----------------
  Cash &
   Marketable
   Securities    $  4,098,901  $  5,609,244
  Accounts
   receivable,
   net                903,072     1,762,885
  Inventory           565,641       469,811
  Other prepaid
   assets              91,510       163,221
                 ------------- -------------
    Total current
     assets         5,659,124     8,005,161

  Fixed assets, net   297,808       235,875
  Other assets        230,527       278,511
                 ------------- -------------
                 $  6,187,459  $  8,519,547
                 ============= =============

Liabilities and stockholders' equity
--------------------------------------------
  Accounts
   payable and
   accrued
   expenses      $    853,051  $  1,613,800
  Debt, current
   portion              2,103         2,103
                 ------------- -------------
    Total current
     liabilities      855,154     1,615,903
  Debt, long-term
   portion              2,387         3,681
                 ------------- -------------
    Total
     liabilities $    857,541  $  1,619,584
                 ------------- -------------

Series A
 Redeemable
 Convertible
 Preferred          1,678,372     4,588,814

Warrants to
 acquire Series A
 Redeemable
 Convertible
 Preferred Stock      889,546     1,024,150
                 ------------- -------------
                 $  2,567,918  $  5,612,964
                 ------------- -------------
Stockholders' equity
  Common stock   $     32,211  $     21,179
  Additional
   paid-in-
   capital         57,456,586    53,770,911
  Accumulated
   deficit        (54,623,511)  (52,411,924)
  Deferred
   compensation      (103,286)      (93,167)
                 ------------- -------------
    Total
     stockholders'
     equity         2,762,000     1,286,999
                 ------------- -------------
                 $  6,187,459  $  8,519,547
                 ============= =============


The Company intends to file its quarterly report on Form 10-Q with the Securities and Exchange Commission shortly.

Interested parties are encouraged to review this report.


     CONTACT: Cambridge Heart, Inc.
              Robert B. Palardy, 781-271-1200 ext. 231
              bobp@cambridgeheart.com
              or
              Consulting for Strategic Growth
              Stanley Wunderlich, 800-625-2236
              cfsg@consultant.com